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                                  EXHIBIT 23.1
                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

                                CONSENT OF KPMG LLP

The Board of Directors
MECON, Inc.

    We consent to incorporation by reference in the registration statement (No. 333-7324) on Form S-8 of MECON, Inc. of our report dated December 14, 1999, relating to the consolidated balance sheets of MECON, Inc. and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1999, which report appears in this report on Form 8-K of MECON, Inc. dated December 16, 1999.

                                          KPMG LLP

San Francisco, California
December 16, 1999